As filed with the Securities and Exchange Commission on December 28, 1998.
                                               Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -------------------------

                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)
                Oklahoma                               73-1016728
          (State or jurisdiction of                 (I.R.S. Employer
       incorporation or organization)              Identification No.)

            321 East Main Street
             Ada, Oklahoma 74820                           74820
  (Address of Principal Executive Offices)               (Zip Code)
                             -------------------------

               PRE-PAID LEGAL SERVICES, INC. STOCK OPTIONS GRANTED
          TO CERTAIN REGIONAL VICE PRESIDENTS AND MARKETING CONSULTANT
                            (Full title of the plan)

                                   Randy Harp
                              321 East Main Street
                               Ada, Oklahoma 74820
                     (Name and address of agent for service)
                                  (580) 436-1234
             (Telephone number, including area code, of agent for service)

                                    Copy to:
                            J. Bradford Hammond, Esq.
                   Crowe & Dunlevy, A Professional Corporation
                              500 Kennedy Building
                                321 South Boston
                           Tulsa, Oklahoma 74103-3133
                                 (918) 592-9800

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                           Proposed     Proposed
                                           Maximum       Maximum
    Title of Securities       Amount to    Offering     Aggregate     Amount of
     to be Registered            be         Price       Offering    Registration
                             Registered  Per Share(1)   Price(1)         Fee
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

  Common Stock, par value      170,000      $25.53     $4,340,100      $1,207
  $0.01 per share
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. A total of 170,000 shares have been reserved for issuance pursuant to options granted to certain regional vice presidents and a marketing consultant of the Registrant and are being registered hereby. The proposed maximum aggregate offering price of the shares that are subject to such options has been calculated based on the weighted average exercise price of such options of $25.53 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following  documents  filed by the Company with the  Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     (5) The Company's Current Report on Form 8-K dated October 2, 1998.

     (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 10, 1986, as amended by the Company's Current Report on Form 8-K dated as of January 10, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

         This Registration Statement covers only Common Stock, par value $0.01 per share, of the Registrant, which is registered under Section 12(b) of the Securities Exchange Act of 1934. Accordingly, the information required pursuant to Item 202 of Regulation S-K is not required to be included herein.

Item 5.  Interests of Named Experts and Counsel

         There are no interests of any expert or counsel that are required to be disclosed pursuant to Item 5.

Item 6.  Indemnification of Officers and Directors

         Section 1031 of the Oklahoma General Corporation Act provides broad authority for the indemnification of, and the advancement of litigation expenses to, the directors and officers of an Oklahoma corporation. Section 1006 of the Oklahoma General Corporation Act provides broad authority for the elimination or limitation of the personal liability of directors of an Oklahoma corporation to the Oklahoma corporation and its shareholders for monetary damages for breaches of fiduciary duty. The Amended and Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant provide for indemnification of, and the advancement of litigation expenses to, directors and officers to the broadest extent permitted by Oklahoma law and provide for the elimination and limitation of the personal liability of directors for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Oklahoma law.

Item 7.  Exemption from Registration Claimed

         There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

          Exhibit
            No.                        Description

            5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.
           23.1          Consent of Deloitte & Touche LLP.
           23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).
           24.1          Powers of Attorney.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ada, State of Oklahoma, on December 28, 1998.

                                           PRE-PAID LEGAL SERVICES, INC.

                                           By:   /s/ RANDY HARP
                                           -----------------------------------
                                           Randy Harp, Chief Financial Officer
                                           and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Name                        Position                  Date

  HARLAND C. STONECIPHER*       Chairman of the Board of      December 28, 1998
                                        Directors
------------------------------ (Principal Executive Officer)
   Harland C. Stonecipher


     WILBURN L. SMITH*           President and Director       December 28, 1998
------------------------------
      Wilburn L. Smith


     KATHLEEN S. PINSON*       Vice President, Controller     December 28, 1998
                                   and Director
------------------------------   (Principal Accounting
     Kathleen S. Pinson                Officer)


       /s/ RANDY HARP           Chief Financial Officer,      December 28, 1998
 ------------------------------  Chief  Operating Officer
          Randy Harp                   and Director
                                (Principal Financial Officer)


    PETER K. GRUNEBAUM*                 Director              December 28, 1998
-------------------------------
     Peter K. Grunebaum


       JOHN W. HAIL*                    Director              December 28, 1998
------------------------------
        John W. Hail


      DAVID A. SAVULA*                  Director              December 28, 1998
------------------------------
       David A. Savula


  SHIRLEY A. STONECIPHER*               Director              December 28, 1998
------------------------------
   Shirley A. Stonecipher


      MARTIN H. BELSKY                  Director              December 28, 1998
------------------------------
       Martin H. Belsky


*By:  /s/ RANDY HARP
          Randy Harp
          Attorney-in-fact

                                INDEX TO EXHIBITS


      Exhibit No.                  Description

          5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

         23.1            Consent of Deloitte & Touche LLP.

         23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

         24.1            Powers of Attorney.